UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	45-0311232
(State of incorporation or organization)	(IRS Employer Identification No.)

1400 31st Avenue SW, Suite 60 Post Office Box 1988 Minot, ND	58702-1988
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.95% Series B Cumulative Redeemable Preferred Shares (Liquidation Value $25 Per Share), no par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): File No. 333-182451

Securities registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the 7.95% Series B Cumulative Redeemable Preferred Shares, no par value per share (the “Series B Preferred Shares”), to be registered hereunder is contained in the section entitled “Description of the Series B Preferred Shares” in the Registrant’s prospectus supplement dated July 31, 2012, as filed with the U.S. Securities and Exchange Commission on August 1, 2012 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and in the section entitled “Description of Shares of Beneficial Interest” in the accompanying prospectus dated July 12, 2012, which sections are incorporated herein by reference. The Series B Preferred Shares are expected to be listed on the New York Stock Exchange (the “NYSE”). There can be no assurance that the NYSE will approve the Series B Preferred Shares for listing.

Item 2.  Exhibits.

Exhibit No.	Description
3.1	Declaration of Trust, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 filed on June 29, 2012 (File No. 333-182451)).
3.2
Articles Supplementary to the Declaration of Trust of the Registrant designating the 7.95% Series B Cumulative Redeemable Preferred Shares, no par value per share (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 3, 2012 (File No. 000-14851)).

3.3	Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 16, 2007 (File No. 000-14851)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INVESTORS REAL ESTATE TRUST

Date: August 3, 2012	By:	/s/ Timothy P. Mihalick
Name:	Timothy P. Mihalick
Title:	President and Chief Excutive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Declaration of Trust, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 filed on June 29, 2012 (File No. 333-182451)).
3.2
Articles Supplementary to the Declaration of Trust of the Registrant designating the 7.95% Series B Cumulative Redeemable Preferred Shares, no par value per share (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 3, 2012 (File No. 000-14851)).

3.3	Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 16, 2007 (File No. 000-14851)).